UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 1, 2013, Alexander & Baldwin, Inc. ("A&B" or the "Company") consummated its previously announced acquisition of GPC Holdings, Inc. ("Grace Holdings"), a Hawaii corporation. Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), by and among A&B, A&B II, LLC ("Merger Sub"), a Hawaii limited liability company and a wholly owned subsidiary of A&B, Grace Pacific Corporation, a Hawaii corporation (now Grace Pacific LLC, a Hawaii limited liability company and a wholly owned subsidiary of Grace Holdings), Grace Holdings and David C. Hulihee, in his capacity as the shareholders' representative, dated June 6, 2013, Grace Holdings merged with and into Merger Sub with Merger Sub remaining as the surviving company and a wholly owned subsidiary of A&B (the "Merger").

The total merger consideration payable to Grace Holdings equity holders is approximately 5.4 million shares of A&B common stock and approximately $35.25 million in cash, as adjusted based on Grace Holdings' shareholders' equity at closing. Pursuant to the Merger Agreement, the aggregate number of shares of A&B common stock issued in the Merger was determined by dividing $199.75 million, which was 85% of the total merger consideration prior to any post-closing adjustments, by $36.7859, which was the volume weighted average of the trading prices of A&B common stock on the New York Stock Exchange for the 20 consecutive trading days ending on the third trading day prior to the closing of the Merger. Of the $35.25 million cash portion of the acquisition price, $28.2 million (the "Holdback Amount") has been withheld pro rata from Grace Holdings shareholders and retained by A&B to secure any final adjustments to the merger consideration and certain indemnification obligations of Grace Holdings shareholders pursuant to the Merger Agreement. These funds will be released by A&B in accordance with the terms set forth in the Merger Agreement. In addition, an amount of cash equal to $1 million of the merger consideration otherwise deliverable to Grace Holdings shareholders has been delivered to the shareholders' representative to cover the costs and expenses incurred by him in performing his duties as provided in the Merger Agreement. Any amounts not used, or retained for future use, by the shareholders' representative will be paid to Grace Holdings shareholders upon the release of any and all remaining portions of the Holdback Amount.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-189822) filed by the Company with the Securities and Exchange Commission on August 20, 2013 (the "Registration Statement").

Item 7.01.  Regulation FD Disclosure.

On October 1, 2013, the Company issued a press release announcing the completion of the acquisition of Grace Holdings by A&B. A copy of the press release, which is attached to this current report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

 Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K were previously reported on pages F-3 to F-32 of the Registration Statement. Pursuant to General Instruction B.3 of Form 8-K, these financial statements are not additionally reported herein.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K was previously reported on pages 134 to 143 of the Registration Statement. Pursuant to General Instruction B.3 of Form 8-K, this financial information is not additionally reported herein.

(d)           Exhibits.

99.1	Press release issued by Alexander & Baldwin, Inc., dated October 1, 2013, announcing the completion of the Company's acquisition of GPC Holdings, Inc. and subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2013

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller